Exhibit 1.1

ARDAGH GROUP S.A.

Class A Common Shares
(par value of €0.01 each)

Underwriting Agreement

            [•], 2017

Citigroup Global Markets Inc.
As Representative of the several Underwriters listed on Schedule I hereto,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Ardagh Group S.A., a limited liability company incorporated under the laws of Luxembourg with its registered office at 56, rue Charles Martel, L - 2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B53248 (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, [•] Class A common shares, par value of €0.01 each (“A Shares”), of the Company (said A Shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company proposes to grant to the Underwriters an option to purchase up to [•] additional A Shares to cover over-allotments, if any (said A Shares being hereinafter called the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The term Underwriters shall mean each of the entities listed on Schedule I in either the singular or plural as the context requires. Certain terms used herein are defined in Section 23 hereof. As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule I to this Agreement, up to                shares, for sale to [certain of the Company’s employees] (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”).  The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company has prepared and filed with the Commission a registration statement (file number 333-214684) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus covering the Securities in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) the bona fide electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)                                   The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes in the 2016 taxable year and based on the nature of the Company’s business, the projected composition of the Company’s income and the projected composition and estimated fair market values of the Company’s assets, the Company does not expect to be a PFIC for U.S. federal income tax purposes in 2017 or in the foreseeable future.

(g)                                  Each of the Company and its Subsidiaries (as defined below) has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, partnership or other legal form of organization, as the case may be, in good standing (if applicable under the laws of the relevant jurisdiction) under the laws of the respective jurisdiction in which it is chartered, formed or organized with full corporate power and authority to own or lease, as the case may be, and to operate its respective properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing (if applicable under the laws of the relevant jurisdiction) under the laws of each jurisdiction which requires such qualification except to the extent to be so qualified or be in good standing under the laws of such jurisdiction would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, prospects, earnings or business affairs of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(h)                                 The subsidiaries listed on Exhibit 21.1 of the Registration Statement are the only significant subsidiaries of the Company as defined by Rule 1.02(w) of Regulation S-X under the Act (the “Subsidiaries”).  Any subsidiaries omitted from the foregoing list, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined by Rule 1.02(w) of Regulation S-X under the Act.

(i)                                     All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and, to the extent applicable, nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j)                                    The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company (including the A Shares and the Class B common shares, par value of €0.10 each, of the Company (“B Shares”)) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and, to the extent applicable, nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and, to the extent applicable, nonassessable; the Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; except as disclosed in the Disclosure Package and the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings [“Business—Environmental, Health and Safety and Product Safety Regulation,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Description of Share Capital,” “Description of Certain Indebtedness” and “Taxation”] insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m)                             The Company is not and, after giving pro forma effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(o)                                 The issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms of this Agreement will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the articles, charter or bylaws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties except, in the case of clauses (ii) and (iii) of this Section 1(o), to the extent that any such breach, violation or imposition would not have (x) a Material Adverse Effect or (y) a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby, by the Company or any of its Subsidiaries.

(p)                                 No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(q)                                 Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)                                    The financial statements and related notes of the Company and its subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated; comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with international financial reporting standards (“IFRS”) as issued by the IASB applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions [“Summary Consolidated Financial and Other Data of Ardagh Group S.A.,” “Capitalization,” “Selected Financial Information” and “Management’s Discussion and Analysis of Financial Condition and

Results of Operations”] as it relates to the Company and its consolidated subsidiaries in the Disclosure Package, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(s)                                   The financial statements and related notes of certain metal beverage packaging operations of Ball Corporation (the “Ball Carve-Out Business”) included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Ball Carve-Out Business as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States (except as otherwise noted therein).

(t)                                    The financial statements and related notes of certain metal beverage packaging operations of Rexam PLC (the “Rexam Carve-Out Business”) included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Rexam Carve-Out Business as of the dates and for the periods indicated and have been prepared in conformity with international financial reporting standards as adopted by the IASB applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v)                                 Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease any such property would not have a Material Adverse Effect.

(w)                               Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has good and marketable title to all real and personal property described in the Disclosure Package and the Prospectus as being owned by it and (assuming good title by the lessor) good title to a leasehold estate in the real and personal property described in the Disclosure Package and the Prospectus as being leased by it pursuant to leases that are still in full force and effect, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 None of the Company or any of its subsidiaries is in violation or default of (i) any provision of its articles, charter, bylaws, statutes or similar organizational documents; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable, except in the case of clauses (ii) and (iii) to the extent that any such violation or default would not have (x) a Material Adverse Effect or (y) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or any subsidiary.

(y)                                 PricewaterhouseCoopers, Dublin, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package, the Prospectus and the Registration Statement, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(z)                                  To the knowledge of the Company, PricewaterhouseCoopers LLP, who have audited certain combined financial statements of the Ball Carve-Out Business and delivered their report with respect to the audited consolidated non-statutory financial statements included in the Disclosure Package, the Prospectus and the Registration Statement, are independent public accountants with respect to the Ball Carve-Out Business within the meaning of the Act and the applicable published rules and regulations thereunder.

(aa)                          To the knowledge of the Company, PricewaterhouseCoopers LLP, who have audited certain combined carve-out financial statements of the Rexam Carve-Out Business and delivered their report with respect to the audited consolidated non-statutory financial statements included in the

Disclosure Package, the Prospectus and the Registration Statement, are independent public accountants with respect to the Rexam Carve-Out Business within the meaning of the Act and the applicable published rules and regulations thereunder.

(bb)                          No stamp duties or other issuance or transfer taxes or duties, or other similar fees or charges, are required to be paid by the Underwriters in connection with the execution and delivery of the Securities or this Agreement, or the issuance or sale by the Company of the Securities.

(cc)                            The Company and its Subsidiaries have (A) timely paid, or caused to be paid, all U.S. federal, state, local and non-U.S. taxes (including any related interest and penalties) required to be paid by the Company or its Subsidiaries (whether or not shown on any tax return), including as a withholding agent, through the date hereof (except for any taxes due but not yet delinquent and any taxes being contested in good faith for which adequate reserves have been maintained in accordance with IFRS), except where the failure to pay would not have a Material Adverse Effect and (B) timely filed, or caused to be filed, all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof, except where the failure to file would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with IFRS in the applicable financial statements referred to in Section 1(r) hereof in respect of all unpaid U.S. federal, state, local and non-U.S. taxes for all periods as to which the tax liability of the Company or its Subsidiaries has not been finally determined, except as would not have a Material Adverse Effect. There is no tax deficiency that has been asserted against the Company or the Subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

(dd)                          No labor problem or dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent except as would not have a Material Adverse Effect.

(ee)                            (i) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments; (iv) there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, except, with respect to sub-paragraphs (i), (ii), (iii), (iv)

and (v) above, where such failure to obtain insurance, the force and effectiveness of such policies, non-compliance with the terms of such policies and instruments, value of claims denied and the refusal of coverage, respectively, would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff)                              The Company and each of its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg)                            The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(hh)                          No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii)                                  The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the

Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and to make certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(jj)                                The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(kk)                          The Company and each of its Subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all governmental permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, with respect to clauses (i), (ii) and (iii) above, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)                                  In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of itself and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)                  Each of the employee benefit plans and pension schemes, if any, of the Company and each of its Subsidiaries is in compliance in all respects with applicable law except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. The levels of contribution to the pension schemes operated by the Company and each of its Subsidiaries are sufficient to comply with all of its or their obligations under such pension schemes except where the failure to comply would not have a Material Adverse Effect.

(nn)                          The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that any such failure to own or possess or to have the right to acquire would not have a Material Adverse Effect, and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or such Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(oo)                          No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, managers, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the Disclosure Package or the Prospectus.

(pp)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation by such individual or entities of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction or other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries maintain the codes of conduct and policies and procedures designed to ensure, and which reasonably are expected to continue to ensure compliance therewith.

(qq)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)                                Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently the subject or target of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons subject to Sanctions, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (a) to fund or finance any activities or business of or with any individual or entity, or in any country or territory, that, at the time of such funding or financing, is the subject of Sanctions, or (b) in any other manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ss)                              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is an individual or entity that is, or is 50% or more owned in the aggregate or otherwise controlled by, or is acting on behalf of, an individual or entity that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(tt)                                Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years. Neither the Company nor any of its subsidiaries has any plans to increase its dealings or transactions with Sanctioned Persons, or, except as is not material to the analysis under any Sanctions and as disclosed to the Underwriters, with or in Sanctioned Countries, and, to the extent any such dealings or transactions occur, such dealings or transactions will not violate Sanctions.

(uu)                          Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg or the United States.

(vv)                          The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Luxembourg and will be recognized by the courts of Luxembourg in accordance with and subject to the provisions of EC Regulation 593/2008 of 17 June 2008 on the law applicable to contractual obligations.

(ww)                      The Company has the power to submit, and pursuant to Section 16 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as the laws of Luxembourg are concerned, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(xx)                          [RESERVED]

(yy)                          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Disclosure Package and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)                            The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it and its officers and directors will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company and its officers and directors are required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it and its officers and directors will be in compliance with other provisions of the Sarbanes-

Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company and its officers and directors at all times after the effectiveness of the Registration Statement.

(aaa)                   Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus, any preliminary prospectus and any other materials prepared by or with the consent of the Company for distribution in connection with the Directed Share Program comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of non-U.S. jurisdictions in which the Prospectus, any preliminary prospectus or any other materials prepared by or with the consent of the Company for distribution in connection with the Directed Share Program, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of non-U.S. jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.

(a)                                       Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of [•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                       Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.              Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.              Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.              Agreements.  The Company agrees with the several Underwriters that:

(a)                                       Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b)

within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                       If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                        If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                       As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)             The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)              The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)             The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of capital stock of the Company (including any A Shares or any B Shares) or any securities convertible into, or exercisable or exchangeable for such shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Company may issue and sell A Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and disclosed in the Disclosure Package and the Company may issue A Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and disclosed in the Disclosure Package. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section [6(l)] with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)                                       If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section [6(l)] hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)              The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)              The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the accountants of the Company, the Ball Carve-Out Business and the Rexam Carve-Out Business and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as otherwise provided herein, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel or counsels.

(k)             The Company agrees to pay (1) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2)

all reasonable costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(l)                                           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and the bona fide electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)            All payments made by the Company under this Agreement (including, for the avoidance of doubt, any underwriting or purchase discount treated as a fee or other amount subject to withholding) will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, levies, imposts, or governmental fees or charges of whatever nature unless required by law.  If any such withholding or deduction is required by law, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable without such withholding or deduction. All payments made by the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay in addition the amount of such VAT (on provision of a valid VAT invoice).

Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each non-U.S. jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.              Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 5 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                       The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                       The Company shall have requested and caused (i) Shearman & Sterling LLP, counsel for the Company, to have furnished to the Representative their opinion and negative assurance letter, each dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit C attached hereto, and (ii) M Partners, Luxembourg counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit D attached hereto.

(c)                                        The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require and negative assurance letter, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)                                       The Company shall have furnished to the Representative a certificate of the Company, signed by or on behalf of (a) one of its Chairman of the Board, Chief Executive or President and (b) either the principal financial or accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as the bona fide electronic road show used in connection with the offering of the Securities, and this Agreement and that:

1.                                      the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

2.                                      no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

3.                                      since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition, financial or otherwise, prospects, earnings, business affairs or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)                                        At the Execution Time, the Company shall have requested and caused PricewaterhouseCoopers, Dublin, to furnish to the Representative a letter, dated as of the Execution Time, substantially in the form set forth in Exhibit E-1 attached hereto, with respect to the financial statements and certain financial information of the Company contained in each of the Disclosure Package, the Prospectus and the Registration Statement. At the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers, Dublin, to furnish to the Representative a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, which shall refer to the comfort letter dated as of the Execution Time described in this clause (e) and reaffirm or update as of a more recent date, the information stated in the comfort letter dated as of the Execution Time and similarly address the audited and any unaudited financial information in the Prospectus, including any supplement thereto.

(f)                                         At the Execution Time, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative a letter, dated as of the Execution Time, substantially in the form set forth in Exhibit E-2 attached hereto, with respect to the financial statements and certain financial information of the Rexam Carve-Out Business contained in each of the Disclosure Package, the Prospectus and the Registration Statement. At the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, which shall refer to the comfort letter dated as of the Execution Time described in this clause (f) and reaffirm or update as of a more recent date, the information stated in the comfort letter dated as of the Execution Time and similarly address the audited and any unaudited financial information in the Prospectus, including any supplement thereto.

(g)                                        At the Execution Time, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative a letter, dated as of the Execution Time, substantially in the form set forth in Exhibit E-3 attached hereto, with respect to the financial statements and certain financial information of the Ball Carve-Out Business contained in each of the Disclosure Package, the Prospectus and the Registration Statement. At the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, which shall refer to the comfort letter dated as of the Execution Time described in this clause (g) and reaffirm or update as of a more recent date, the information stated in the comfort letter dated as of the Execution Time and similarly address the audited and any unaudited financial information in the Prospectus, including any supplement thereto.

(h)                                       Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e), (f) or (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings or business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                           Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)                                          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)                                       The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative.

(l)                                           At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each person and entity listed on Schedule III.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7.              Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such

Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth [•] in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees, affiliates and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in non-U.S. jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any other materials prepared by or with the consent of the Company for distribution in connection with the Directed Share Program, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) of this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault by or on behalf of an indemnified party.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e)                                  In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the indemnifying parties agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying parties shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The indemnifying parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the

Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.              Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s A Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal, New York State or Luxembourg authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Luxembourg of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: +1 (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to [fax no: [•] (Attention: [•]), with a copy to the same fax no: (Attention: [•]) and with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Richard Alsop].

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.       No fiduciary duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.       Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.       Jurisdiction.  The Company agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Company shall promptly appoint Ardagh Metal Packaging USA Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company hereby represents and warrants as of the Closing Date that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

17.       Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.       Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.       Currency.  Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the full extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.

20.       Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives (to the extent permitted by applicable law) and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21.       Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.       Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

23.       Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Luxembourg City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [•] [a.m./p.m.] on [•], 2017.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“IASB” means the International Accounting Standards Board.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus relating to the Securities, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) and any such preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ARDAGH GROUP S.A.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of A Shares to be Purchased
Citigroup Global Markets Inc.	[•]
Deutsche Bank Securities Inc.	[•]
Goldman, Sachs & Co.	[•]
Barclays Capital Inc.	[•]
Credit Suisse Securities (USA) LLC	[•]
J.P. Morgan Securities LLC	[•]
J&E Davy	[•]
Wells Fargo Securities, LLC	[•]

Total	[•]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

2

SCHEDULE III

List of Persons and Entities Subject to Lock-up

ARD Holdings S.A.

Paul Coulson

3

EXHIBIT A

FORM[S] OF LOCK-UP AGREEMENT[S]

4

ANNEX I

[Letterhead of Ardagh Group S.A.]

ARDAGH GROUP S.A.
Public Offering of Shares

[•], 2017

[Name and Address of Officer or Director Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Ardagh Group S.A., a company incorporated under the laws of Luxembourg (the “Company”) of [•] shares of Class A common shares, par value of €0.01 each (“A Shares”), of the Company and the lock-up letter dated [•], 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver][release] dated [•], 2017, with respect to [•] A Shares (the “Specified Shares”).

Citigroup Global Markets Inc. hereby agrees to [waive][release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Specified Shares, effective [•], 20[•](1); provided, however, that such [waiver][release] is conditioned on the Company announcing the impending [waiver][release] by press release through a major news service at least two business days before effectiveness of such [waiver][release]. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,
[Signature of Citigroup Global Markets Inc. Representative]
[Name of Citigroup Global Markets Inc. Representative]

cc:  Company

(1)                                 Insert date of anticipated waiver or release which generally will be not less than three business days after the date of this letter.

5

EXHIBIT B

FORM OF PRESS RELEASE

ARDAGH GROUP S.A.
[Date]

Ardagh Group S.A. (the “Company”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Company’s recent public sale of [•] shares of Class A common shares is [waiving][releasing] a lock-up restriction with respect to [•] of the Company’s Class A common shares held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

6

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

7

EXHIBIT D

FORM OF OPINION OF LUXEMBOURG COUNSEL

8

EXHIBIT E-1

FORM OF COMFORT LETTER

(Company)

9

EXHIBIT E-2

FORM OF COMFORT LETTER

(Rexam)

10

EXHIBIT E-3

FORM OF COMFORT LETTER

(Ball)

11